Exhibit 10.25

Purchase Contract

Buyer: iASPEC Software Co., Ltd.
Add: Unit D, 4/F., Block2, Tian’an Cyber Park, Futian District, Shenzhen City
Contact:Tongjuan Wu
Tel: 86-755-83306899-8091

Seller: Huipu Electronic (Shenzhen) Co., Ltd.
Add: Block R2-A2, South District, High-tech Park,Nanshan Dristrict, Shenzhen City
Contact: Zhiduan
Tel: 86-755-26984810
Fax: 86-755-26984810
Signed at: Shenzhen
Contact No. A200810026

Through friendly negotiation between two parties, the Buyer and the Seller have reached agreement, that the Buyer will buy from the Seller the following items.

Item	Specification	Quantity (pcs)	Unit Price	Sub-total
Two-in-one power supply board	19” power supply board	15,280	80	1,222,400
Frame	LWM950	6,200	30	186,000
Frame	LWM950	10,600	30	318,000
Connecting rod	LWM950	18,500	30	555,000
Connecting rod cap	LWM950	20,100	30	603,000
Anti-counterfeit labels	LWM950	7,500	0.5	3,750
Signal board	LWM950	7,800	50	390,000
Carton handle	LWM950	20,000	1	20,000
Hinge Module	LWM950	7,800	60	468,000
Functional key-press	LWM950	50,000	60	3,000,000
Key-press	LWM950	7,084	30	212,520
Base	LWM950	19,800	30	594,000
End cap	LWM950	20,200	30	606,000
Bracket	LWM950	98,000	50	4,900,000
Total				13,078,670.00

1.	Delivery:Delivery to the Buyer’s designated location by Oct 30, 2008.

2.	Obligations: The Seller shall deliver the goods in accordance with the names, types, quantities and unit price designated by the Buyer on or before the required delivery date. Should there be goods returns, claims, and etc caused by quality issues, the Seller shall compensate for it, and shall be responsible for all freight charge.

3.	Terms of Payment: Payment per delivery, plus 17% VAT, pay by wire or acceptance.

4.	The goods should be delivered pursuant to the location and time designated by the Buyer. In the event that the Seller fails to deliver the goods on time (except for the late delivery caused by Force Majeure), the Buyer shall has the right to refuse to accept the goods, and any costs arising therefrom shall be borne by the Seller. In the event that the Buyer delays on payment, it shall pay to the Seller penalty at 0.01% of the total contract value each day.

5.	Acceptance in accordance with the quality standards both parties agreed.

6.	Packaging: Standard ex-factory packing.

7.	The terms and conditions of this contract are made and agreed by both parties, and shall be governed by the Contract Law of PRC.

8.	Any and all disputes arising from execution of this contract or in connection with the contract shall be first settled through friendly consultation, and in case that the negotiation fails to reach an agreement, each party reserves the right for legal proceedings to local court that has the jurisdiction over the matter.

9.	This contract is executed in duplicate, and becomes effective upon both parties’ executions. Each of which shall be deemed equally authentic.

Buyer: iASPEC Software Co., Ltd.

Signature: /s/ Tongjuan Wu
                   Tongjuan Wu

Date: Sep 15, 2008

Seller: Hui Pu Electronic (Shenzhen) Co., Ltd.

Signature: /s/ Zhiduan Lu
                   Zhiduan Lu

Date: Sep 15, 2008